Exhibit 99.1
Network Business
(a business unit of Macrovision Solutions Corporation)
Combined Financial Statements
Period from May 2, 2008 through December 31, 2008,
the Period from January 1, 2008 through May 1, 2008
and the Years Ended December 31, 2007 and 2006
Contents

Report of Independent Auditors	2

Combined Financial Statements

Combined Balance Sheets	3
Combined Statements of Operations	4
Combined Statements of Parent’s Net Investment	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7

Report of Independent Auditors
The Board of Directors and Management
Macrovision Solutions Corporation
We have audited the accompanying combined balance sheets of the Network Business (a business unit of Macrovision Solutions Corporation) as of December 31, 2008 and 2007, and the related combined statements of operations, Parent’s net investment, and cash flows for the period from May 2, 2008 through December 31, 2008, the period from January 1, 2008 through May 1, 2008, and for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Network Business at December 31, 2008 and 2007, and the combined results of its operations and its cash flows for the period from May 2, 2008 through December 31, 2008, the period from January 1, 2008 through May 1, 2008, and for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 1 to the combined financial statements, effective January 1, 2007, the Network Business adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

/s/ Ernst & Young LLP

Los Angeles, California
February 19, 2009

Network Business
(a business unit of Macrovision Solutions Corporation)
Combined Balance Sheets
(In thousands)

	Successor	Predecessor
	December 31,	December 31,
	2008	2007

Assets
Current assets:
Receivables, net	$17,322	$23,174
Due from Parent and other affiliates, net	225,354	203,059
Deferred income taxes, net	1,043	1,559
Other current assets	1,443	4,242

Total current assets	245,162	232,034

Property and equipment, net	20,927	27,108
Finite-lived intangible assets, net	138,382	22,126
Indefinite-lived intangible assets	—	38,538
Goodwill	83,272	99,793
Other assets	3,832	—

Total assets	$491,575	$419,599

Liabilities and parent’s net investment
Current liabilities:
Accounts payable	$5,532	$9,761
Accrued liabilities	6,601	5,202
Current portion of related-party capital lease obligations	709	655
Deferred revenue	1,912	1,820

Total current liabilities	14,754	17,438

Long-term related-party capital lease obligations, less current portion	10,747	11,456
Deferred revenue, less current portion	6,662	7,688
Deferred income taxes, net	45,522	14,877
Other liabilities	9,996	10,915

Total liabilities	87,681	62,374

Commitments and contingencies

Parent’s net investment	403,894	357,225

Total liabilities and Parent’s net investment	$491,575	$419,599

See accompanying notes.

Network Business
(a business unit of Macrovision Solutions Corporation)
Combined Statements of Operations
(In thousands)

	Successor	Predecessor
	Period from	Period From
	May 2, 2008	January 1,
	through	2008	Year Ended
	December 31,	through	December 31,
	2008	May 1, 2008	2007	2006

Revenues	$85,656	$49,602	$142,670	$140,084

Operating expenses:
Programming	23,372	15,691	39,198	35,077
Compensation	23,231	11,905	34,698	32,273
Transmission	1,572	853	2,356	2,180
Marketing and promotion	6,212	8,109	19,030	16,130
General and administrative	5,299	1,718	7,700	8,252
Allocations from Parent and other affiliates, net	4,840	3,260	10,609	8,572
Management fee	8,631	6,776	24,526	17,024
Depreciation and amortization	12,776	5,485	15,637	13,692
Impairment	138,338	—	—	—

Total operating expenses	224,271	53,797	153,754	133,200

Operating (loss) income	(138,615)	(4,195)	(11,084)	6,884

Interest income, net	2,398	1,575	16,571	11,858
Other income (expense), net	68	—	(94)	(178)

(Loss) income before income taxes	(136,149)	(2,620)	5,393	18,564

Income tax benefit (expense)	2,876	740	(286)	(7,568)

Net (loss) income	$(133,273)	$(1,880)	$5,107	$10,996

See accompanying notes.

Network Business
(a business unit of Macrovision Solutions Corporation)
Combined Statements of Parent’s Net Investment
(In thousands)

Predecessor:
Balance at January 1, 2006	$341,122
Net income	10,996

Balance at December 31, 2006	352,118
Net income	5,107

Balance at December 31, 2007	357,225
Net loss	(1,880)
Capital transactions with Parent	2,642

Balance at May 1, 2008	$357,987

Successor:
Balance at May 2, 2008	$532,199
Net loss	(133,273)
Capital transactions with Parent	4,968

Balance at December 31, 2008	$403,894

See accompanying notes.

Network Business
(a business unit of Macrovision Solutions Corporation)
Combined Statements of Cash Flows
(In thousands)

	Successor	Predecessor
	Period from	Period from
	May 2, 2008	January 1,
	through	2008	Year Ended
	December 31,	through	December 31,
	2008	May 1, 2008	2007	2006

Operating activities
Net (loss) income	$(133,273)	$(1,880)	$5,107	$10,996
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,776	5,485	15,637	13,692
Deferred income taxes	(6,643)	(964)	(5,338)	(2,387)
Impairment	138,338	—
Changes in operating assets and liabilities:
Receivables	8,006	(2,154)	(5,279)	(1,320)
Other assets	1,128	1,787	(2,364)	(647)
Accounts payable, accrued liabilities and other liabilities	(1,885)	(1,866)	(809)	1,779
Deferred revenue	126	(1,060)	(1,426)	(1,783)

Net cash provided by (used in) operating activities	18,573	(652)	5,528	20,330

Investing activities
Acquisitions	—	(65)	(1,632)	(1,099)
Additions to property and equipment	(1,136)	(1,380)	(5,131)	(11,643)

Cash used in investing activities	(1,136)	(1,445)	(6,763)	(12,742)

Financing activities
Repayment of capital lease obligations	(442)	(213)	(605)	(557)
Capital transactions with Parent	4,968	2,642	—	—
Change in due from Parent and other affiliates, net	(21,963)	(332)	1,840	(7,031)

Net cash (used in) provided by financing activities	(17,437)	2,097	1,235	(7,588)

Net change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of period	—	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—	$—

See accompanying notes.

1. Description of Business and Summary of Significant Accounting Policies
Description of Business
The Network Business has been a business unit of Macrovision Solutions Corporation (together with its subsidiaries Macrovision) since May 2, 2008, when Macrovision acquired Gemstar-TV Guide International, Inc., (together with its subsidiaries Gemstar). Prior to May 2, 2008, the Network Business was a business unit of Gemstar. The Network Business includes the operations of TV Guide Network, TV Guide Online, TV Guide Broadband and TV Guide Video On-Demand. The Network Business conducts substantially all of its business in the United States. The Network Business offers entertainment and television guidance-related programming as well as localized program listings and descriptions primarily in the United States. TV Guide Network is typically included in a basic or expanded basic viewing package offered by television programming distributors to their subscribers, and is usually available in both analog and digital channel lineups. TV Guide Online is comprised of five entertainment websites, led by tvguide.com, which feature a combination of entertainment news, video programming, celebrity information, localized channel listings, editorial guidance, community features and search features.
Basis of Presentation
Macrovision has accounted for its acquisition of Gemstar under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and recorded the assets acquired and liabilities assumed at their fair market values as of the acquisition date, resulting in a new basis of accounting. As a result of applying “push-down” accounting, Macrovision’s new accounting basis in the Network Business’ assets and liabilities is reflected in its combined financial statements. The accompanying combined statements of operations, Parent’s net investment and cash flows for 2008 are presented for two periods: January 1, 2008 through May 1, 2008 (the “Predecessor Period”) and May 2, 2008 through December 31, 2008 (the “Successor Period”). The Predecessor Period reflects Gemstar’s historical accounting basis in the Network Business’ assets and liabilities, while the Successor Period reflects the push down of Macrovision’s new basis to the Network Business’ combined financial statements. The accompanying combined financial statements include all costs of the Network Business and include certain costs allocated from Macrovision in the Successor Period and Gemstar in the Predecessor period and for the years ended December 31, 2007 and 2006 (see Note 8). The combined financial statements are not intended to be a presentation of the financial position, results of operations and cash flows as if the Network Business had operated as a stand-alone entity during the periods presented.

1. Description of Business and Summary of Significant Accounting Policies (continued)
Had the Network Business existed as a separate entity, its results of operations and financial position could have differed materially from those reported in the combined financial statements included herein. In addition, future results of operations and financial position could differ materially from the historical results presented.
Macrovision’s investment in the Network Business at December 31, 2008 and Gemstar’s investment in the Network Business at December 31, 2007, is shown as Parent’s net investment, in lieu of stockholder’s equity, in the combined financial statements. All material intercompany balances and transactions between the entities that comprised the Network Business have been eliminated.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to revenue recognition, allowances for doubtful accounts, establishing the fair value of tangible and intangible assets and liabilities and the allocation thereof in purchase accounting for purchase business combinations, impairment of goodwill and other indefinite-lived identifiable intangibles and long-lived assets, accruals for litigation and other contingencies, income taxes and depreciation and amortization. Actual results could differ materially from those estimates.
Credit Risk and Significant Concentrations
Financial instruments that potentially subject the Network Business to a concentration of credit risk principally consist of trade receivables and amounts due from Parent and other affiliates. The Network Business evaluates its outstanding accounts receivable each period for collectability. This evaluation involves assessing the aging of the amounts due and reviewing the creditworthiness of each customer. Based on this evaluation, the Network Business records an allowance for accounts receivable that are estimated to not be collectible.

1. Description of Business and Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Assets acquired under capital lease arrangements are recorded at the present value of the minimum lease payments and are amortized over the shorter of the lease term or useful life of the leased asset. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the useful life of the leasehold improvement. Estimated useful lives are as follows:

Machinery and equipment	3 to 7 years
Transponder under capital lease (see Note 8)	15 years
Goodwill and Other Intangible Assets
Under SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Network Business to compare the fair value of its reporting unit to the carrying value of the net assets of the respective reporting unit, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Network Business then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit.
If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference.
Intangible assets that are deemed to have finite useful lives are recorded at cost and amortized using the straight-line method over the estimated useful lives of the assets.

1. Description of Business and Summary of Significant Accounting Policies (continued)
Impairment of Long-Lived Asset, Excluding Goodwill and Indefinite-Lived Intangible Assets
Under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which excludes goodwill and other indefinite-lived intangible assets from its scope, the Network Business records impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If required, the impairment recognized is the difference between the fair value of the asset and its carrying amount.
Accounting for Stock Options
Gemstar adopted SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)), as of January 1, 2006. SFAS 123(R) required Gemstar to expense, in its combined statement of operations, the estimated fair value of employee stock options and similar awards. Gemstar adopted the provisions of SFAS 123(R) using the modified prospective transition method and has not restated prior periods’ results. Under this transition method, all awards granted prior to, but not yet vested as of January 1, 2006, are included in stock compensation expense using the compensation cost calculated for pro forma disclosure purposes under SFAS No. 123, Accounting for Stock-Based Compensation. Stock compensation expense for all share-based payment awards granted after January 1, 2006, is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Gemstar recognized compensation costs for shares that are expected to vest, on a straight-line basis, over the requisite service period of the award, which is generally the option vesting term of four years. For the Predecessor Period and the years ended December 31, 2007 and 2006, the Network Business recorded $0.2 million, $0.6 million and $0.3 million of stock compensation expense in its combined statements of operations, respectively, reflecting Gemstar’s cost related to Network Business employees. Macrovision did not allocated any stock compensation expense to the Network Business for the Successor Period, as the amount of options held by Network Business employees was insignificant.
Fair Value of Financial Instruments
Carrying amounts of certain of the Network Business’ financial instruments including accounts receivable, accounts payable and accrued liabilities approximate their fair value because of their short maturities.

1. Description of Business and Summary of Significant Accounting Policies (continued)
Revenue Recognition
General
The Network Business follows the guidance of Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), and Emerging Issues Task Force (EITF) 00-21, Revenue Arrangements with Multiple Deliverables (EITF 00-21) for revenue recognition. Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable and (iv) collection is reasonably assured.
Multiple-Element Arrangements
In accounting for multiple-element arrangements, one of the key judgments to be made is the accounting value that is attributable to the different contractual elements. The appropriate allocation of value impacts the amount and timing of revenue recorded in the combined statement of operations during a given period.
For multiple-element arrangements, the Network Business follows the guidance contained in EITF 00-21 and SAB 104. Under EITF 00-21, revenue arrangements with multiple deliverables are divided into separate units of accounting where the delivered item has value to the customer on a stand-alone basis and there is objective and reliable evidence of the fair value of the undelivered item. Consideration is allocated among the separate units of accounting based on their relative fair values.
Programming Services
The Network Business earns monthly per subscriber fees from cable multiple system operators and digital broadcast satellite providers. The Network Business recognizes revenue in the month the services are provided. Payments received in advance for subscription services are deferred until the month earned, at which time revenue is recognized. The Network Business’ liability is limited to the unearned prepayments in the event that the Network Business is unable to provide service.

1. Description of Business and Summary of Significant Accounting Policies (continued)
Advertising
The Network Business recognizes advertising revenue when the related advertisement is aired or displayed on its website. All advertising is stated net of agency commissions and discounts.
The Network Business enters into barter transactions that exchange advertising for advertising. Such transactions are recorded at the estimated fair value of the advertising received or given in accordance with the provisions of EITF 99-17, Accounting for Advertising Barter Transactions. In addition, the Network Business enters into barter transactions that exchange advertising for products and services, which are accounted for similarly. Revenue from barter transactions is recognized when advertising is provided, and services received are charged to expense when used. Barter transactions are not material the Network Business’ combined statement of operations in any period presented.
Advertising Costs
Advertising costs are expensed when incurred and are classified as marketing and promotion costs in the combined statements of operations.
Programming Costs
Costs for programs produced by the Network Business are expensed upon first airing.
Income Taxes
The Network Business adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes, as amended (FIN 48), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods and disclosure for tax positions. The adoption of FIN 48 did not have a material impact on the Network Business’ results of operations of financial position.

1. Description of Business and Summary of Significant Accounting Policies (continued)
The Network Business recognizes penalties and interest accrued related to unrecognized tax benefits as a component of income tax expense in the combined statements of operations. During the Successor Period, the Predecessor Period and for the years ended December 31, 2007 and 2006, the Network Business recorded an expense of $0.2 million, $0.1 million, $0.4 million and $1.0 million, respectively, related to penalties and interest. Income taxes are accounted for under the liability method. Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The Network Business’ income tax provision has been calculated as if the Network Business filed its income tax returns on a stand-alone basis. The taxable results of the Network Business are included in the consolidated U.S. federal income tax returns of Macrovision in the Successor Period and the U.S. federal income tax returns of Gemstar in the Predecessor Period and for the years ended December 31, 2007 and 2006. Income taxes payable are included in Due from Parent and other affiliates, net in the combined balance sheets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Network Business assesses the realizability of its deferred tax assets and the need for a valuation allowance. In assessing the realizability of deferred tax assets, Network Business management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in specific tax jurisdictions during the periods in which those temporary differences become deductible. The Network Business’ management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to an amount management believes is more likely than not to be realized.
Assessment of the Network Business’ current tax exposure includes assessing tax strategies, the status of tax audits and open audit periods with the taxing authorities. The Internal Revenue Service has concluded its examination of Gemstar’s U.S. federal income tax returns for the years prior to 2005. The state of New York is currently examining Gemstar’s state income tax returns for tax years 2004 through 2006. The state of Massachusetts is currently examining Gemstar’s

1. Description of Business and Summary of Significant Accounting Policies (continued)
state income tax returns for tax years 2004 and 2005. The ultimate resolution of the Network Business’ current tax exposure items may result in the recognition of significant amounts of income or significant cash outlays in future periods. Management believes that adequate reserves have been made for any adjustment that might be assessed for open years.
Recent Accounting Pronouncements
On January 1, 2008, the Network Business adopted SFAS No. 157, Fair Value Measurements (SFAS 157), except as it applies to those non-financial assets and non-financial liabilities as noted in FASB Staff Position (FSP) SFAS 157-2, Effective Date of FASB Statement No. 157 (FSP SFAS 157-2). FSP SFAS 157-2, issued by the FASB in February 2008, defers the effective date of SFAS 157 for non-financial assets and liabilities to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS 157 primarily affected disclosure requirements and did not impact the Network Business’ financial position or operating results.
On January 1, 2008, the Network Business adopted the provisions of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 gives the Network Business the irrevocable option to carry most financial assets and liabilities at fair value, with changes in fair value recognized in earnings. The Network Business did not elect to carry any of its financial assets or liabilities at fair value.
In April 2008, the FASB issued FSP No. SFAS 142-3, Determination of the Useful Life of Intangible Assets (FSP SFAS 142-3). FSP SFAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). The intent of FSP SFAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) Business Combinations and other applicable accounting literature. FSP SFAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and must be applied prospectively to intangible assets acquired after the effective date.

2. Push-down of Purchase Accounting
On May 2, 2008, Macrovision acquired Gemstar (see Note 1). Based upon estimated fair values as of May 2, 2008, Macrovision made an allocation of the purchase price to the net tangible and intangible assets acquired. The purchase price allocation has been pushed down to the Network Business. The excess of the fair value of the Network Business over the estimated fair value of its net tangible and intangible assets was recorded as goodwill. The Company believes the goodwill represents the value of our existing workforce and position in the industry. The purchase price allocation for the Network Business is as follows (in thousands):

Trade accounts receivable	$25,328
Receivable from Parent and affiliates, net	203,391
Property and equipment	26,365
Goodwill	210,501
Identifiable intangible assets	155,590
Other assets	6,506
Accounts payable and other liabilities	(24,014)
Deferred tax liabilities, net	(51,122)
Deferred revenue	(8,448)
Capital lease obligations	(11,898)

$532,199

The following sets forth the components of intangible assets (in thousands, except years):

		Weighted
		Average
		Estimated
		Useful
	Amount	Life (Years)

Trademarks/trade names	$62,260	20
Customer relationships	93,330	16

Total identifiable intangible assets	$155,590

3. Selected Balance Sheet Accounts
Receivables
Receivables consist of the following (in thousands):

	Successor	Predecessor
	December 31,	December 31,
	2008	2007

Receivables	$18,534	$24,771
Allowance for doubtful accounts	(1,212)	(1,597)

Receivables, net	$17,322	$23,174

Property and Equipment
Property and equipment consist of the following (in thousands):

	Successor	Predecessor
	December 31,	December 31,
	2008	2007

Machinery and equipment	$15,140	$63,033
Leased transponder (see Note 8)	10,444	13,827
Buildings and improvements	1,928	6,150

	27,512	83,010
Less accumulated depreciation and amortization	(6,585)	(55,902)

Property and equipment, net	$20,927	$27,108

Depreciation and amortization expense related to property and equipment was $6.7 million, $2.9 million, $8.0 million and $6.0 million for the Successor Period, Predecessor Period and years ended December 31, 2007 and 2006, respectively. This includes amortization of property and equipment under capital lease of $0.6 million, $0.3 million, $0.9 million and $0.9 million for the same respective periods.

4. Goodwill and Other Intangible Assets
Successor
The Network Business evaluated the potential impairment of both the intangible assets and goodwill related to the Network Business in accordance with SFAS 144 and 142. The Network Business estimated the fair value of its reporting units based upon the proceeds Macrovision will receive when the sale of the Network Business closes (see Note 9). Based on this analysis, the Network Business concluded there was an impairment charge of $127.2 million related to the goodwill and $11.1 million related to the intangible assets in 2008. This impairment charge reduced the Network Business’ goodwill from $210.5 million at May 2, 2008 to $83.3 million at December 31, 2008.
Intangible assets with finite lives consist of the following (in thousands)

					Weighted-
					Average
					Remaining
		Accumulated	Impairment		Useful Life
	Cost	Amortization	Charges	Net Balance	(Years)

December 31, 2008
Customer relationships	$93,330	$(4,107)	$(481)	$88,742	15
Trademarks / trade names	62,260	(1,992)	(10,628)	49,640	19

Total finite-lived intangible assets	$155,590	$(6,099)	$(11,109)	$138,382

Scheduled amortization expense of the remaining intangible assets with finite lives balance at December 31, 2008, is as follows (in thousands)

Amortization
Expense
Year ending
2009	$8,701
2010	8,701
2011	8,701
2012	8,701
2013	8,381
Thereafter	95,197

Total amortization expense	$138,382

4. Goodwill and Other Intangible Assets (continued)
Predecessor
The Network Business performed its annual goodwill and indefinite-lived intangible assets impairment test as of October 31 of each calendar year. The Network Business estimated the fair value of its reporting units utilizing a discounted cash flow method and the fair value of its indefinite-lived intangible assets utilizing the relief from royalty valuation method. The relief from royalty valuation method estimates the benefit resulting from owning rather than licensing trademarks. Based on the results of these analyses, the Network Business’ goodwill and indefinite-lived intangible assets were not impaired as of October 31, 2007 or 2006. There were no indicators of impairment during the years ended December 31, 2007 and 2006.
The following is a rollforward of the Network Business’ goodwill and indefinite-lived intangibles (in thousands)

		Trademark
		and Trade
	Goodwill	Name

Balance at January 1, 2007	$98,388	$38,321
Additions	1,405	217

Balance at December 31, 2007	99,793	38,538
Additions	65	—

Balance at May 1, 2008	$99,858	$38,538

Increases in goodwill and trademark and trade name were due to the acquisition of three television focused internet properties.

4. Goodwill and Other Intangible Assets (continued)
Intangible assets with finite lives consist of the following (in thousands):

				Weighted-
				Average
				Remaining
		Accumulated		Useful Life
	Cost	Amortization	Net Balance	(Years)

December 31, 2007
Contracts	$73,000	$(54,393)	$18,607	3
Patents	7,113	(3,594)	3,519	8

Total finite-lived intangible assets	$80,113	$(57,987)	$22,126	3

Amortization expense was $2.6 million, $7.7 million and $7.7 million for the Predecessor Period and the years ended December 31, 2007 and 2006, respectively.
5. Leases
The Network Business leases office premises, equipment and, indirectly through its Predecessor Parent and affiliates, a satellite transponder (see Note 8). The satellite transponder is under a long-term lease arrangement that is accounted for as a capital lease.

5. Leases (continued)
Future minimum lease payments under capital and noncancelable operating leases at December 31, 2008, are as follows (in thousands):

	Capital
	Leases	Operating
	(See Note 8)	Leases

Year ending December 31:
2009	$1,600	$694
2010	1,600	231
2011	1,600	—
2012	1,600	—
2013	1,600	—
Thereafter	9,067	—

Total future minimum lease payments	17,067	925
Less amount representing interest at 8%	(5,611)	—

Net future minimum lease payments	$11,456	$925

The Network Business’ primary facilities are located in Hollywood, California, Tulsa, Oklahoma, and New York, New York. Rent expense recorded by the Network Business under operating leases entered into by the Network Business or its Parent or affiliates was $0.7 million, $0.3 million, $0.6 million and $0.9 million for the Successor Period, the Predecessor Period and the years ended December 31, 2007 and 2006, respectively. Additionally, the Network Business’ Parent or affiliates allocated a facilities charge to the Network Business for certain office space utilized in the Network Business’ operations but paid for by its Parent or affiliates (see Note 8).
6. Litigation and Other Contingencies
The Network Business and Macrovision are involved in various legal actions in the ordinary course of business. Although the outcomes of any such legal actions are uncertain, in the opinion of management, there is no legal proceeding pending or asserted against or involving the Network Business entities, for which the outcome is likely to have a material adverse effect upon the combined financial position or operating results of the Network Business. However, no assurance can be given with respect to the ultimate outcome of any such claims or with respect to the occurrence of any future claims.

7. Income Taxes
The income tax expense (benefit) consists of the following (in thousands):

	Successor
	Period From	Predecessor
	May 2, 2008	Period From
	through	January 1,	Year Ended
	December 31,	2008 through	December 31,
	2008	May 1, 2008	2007	2006

Current:
Federal	$2,993	$100	$4,608	$9,155
State	713	105	924	699
Foreign	61	19	92	101

	3,767	224	5,624	9,955
Deferred:
Federal	(5,890)	(850)	(5,147)	(2,174)
State	(753)	(114)	(191)	(213)

	(6,643)	(964)	(5,338)	(2,387)

Total	$(2,876)	$(740)	$286	$7,568

As of December 31, 2008, the Network Business had $10.0 million recorded for unrecognized tax benefits, which includes interest and penalties of $4.5 million. As of December 31, 2007, the Network Business had a balance of $9.5 million recorded for unrecognized tax benefits, which includes interest and penalties of $4.0 million.

7. Income Taxes (continued)
A reconciliation of the expected income tax expense (benefit) using the U.S. statutory rate of 35% to the income tax expense is as follows (in thousands):

	Successor
	Period From	Predecessor
	May 2, 2008	Period From
	through	January 1,	Year Ended
	December 31,	2008 through	December 31,
	2008	May 1, 2008	2007	2006

Expected income tax (benefit) expense	$(47,652)	$(917)	$1,888	$6,497
State taxes, net of federal effect	(44)	(6)	388	508
Nondeductible goodwill impairment	44,530	—	—	—
Provision for audit adjustments	190	131	439	1,034
Change in prior year taxes	—	—	—	(731)
Adjustment to prior year deferred balance	18	—	(2,407)	185
Other	82	52	(22)	75

Total	$(2,876)	$(740)	$286	$7,568

7. Income Taxes (continued)
Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the combined financial statements. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below (in thousands):

	Successor	Predecessor
	December 31,	December 31,
	2008	2007

Deferred tax assets:
Expense items	$4,660	$5,242
Deferred revenue	3,172	3,329

Total deferred tax assets	7,832	8,571

Deferred tax liabilities:
Tax versus financial depreciation and amortization	(52,311)	(21,889)

Net deferred tax liabilities	$(44,479)	$(13,318)

8. Related-Party Transactions and Other Significant Relationships
Successor
Macrovision entities not reflected in the accompanying combined financial statements charge the Network Business for data services, information technology support and facilities costs. Data services is a charge from TV Guide Data Solutions, a data collection and distribution business that provides the Network Business its program listings and channel lineups. The TV Guide Data Solutions allocation is based on the estimated fair value of the service provided. In the Successor Period the employees of the TV Guide Affiliate Sales group were assigned to individual business units of Macrovision and their costs are directly recorded within that business unit. As such, an affiliate sales allocation is not recorded in the Successor Period (see below). The Network Business also received a rent allocation, based on square footage, for certain office space utilized by the Network Business.
The Network Business provides media advertising sales support to its affiliates and allocates a portion of these costs to its affiliates based on the estimated time and costs incurred in providing support and services to affiliates.

8. Related-Party Transactions and Other Significant Relationships (continued)
The following table shows a breakdown of the above allocations charged to (by) the Network Business (in thousands):

Period from
May 2,
2008
through
December 31,
2008

Data services	$1,265
Facilities	2,498
Media ad sales	(969)
Information technology	2,046

Total	$4,840

In addition, the Network Business is charged a management fee by Macrovision for payroll management, human resource, corporate finance and legal services, and certain insurance and general management services. Such costs were allocated on a pro rata basis, based on the Network Business’ revenue as a percentage of certain Macrovision operations combined revenues. For the Successor Period the management fee was $8.6 million.
The above allocations may not reflect the amount of costs that the Network Business would have incurred if allocated services were obtained independently by the Network Business.
Companies included in the Network Business are guarantors for Macrovision’s senior secured term loan credit facility and senior notes and the assets of the Network Business are pledged as collateral against the senior secured term loan credit facility.
Macrovision has a defined contribution plan, which provides most of the Network Business’ employees the ability to defer a percentage of their annual compensation subject to certain limitations. The Network Business matched its employees’ deferrals based on certain percentages of the employees’ deferrals. The Network Business recorded contribution expense of $0.4 million during the Successor Period.

8. Related-Party Transactions and Other Significant Relationships (continued)
Changes in due from Parent and other affiliates, net have been included in the combined statements of cash flows as a financing activity as they represented the sweeping of the Network Business’ available cash to Macrovision. The Network Business recorded interest income from Macrovision of $3.0 million during the Successor Period.
The Network Business recorded interest expense related to the transponder capital lease entered into by Gemstar and used in the Network Business’ operations of $0.6 million during the Successor Period.
Predecessor
Prior to May 2, 2008, News Corporation beneficially owned approximately 41% of Gemstar’s outstanding common stock and four of Gemstar’s directors are also officers of News Corporation.
Transactions with News Corporation and its affiliates
The Network Business charged entities controlled by News Corporation $0.6 million, $1.3 million and $2.7 million for advertising and other services during the Predecessor Period and the years ended December 31, 2007 and 2006, respectively. During those same periods, the Network Business acquired programming from News Corporation-controlled entities of zero, $0.6 million and $0.5 million, respectively.
During the year ended December 31, 2006, the Network Business also provided advertising and other media services to a third party pursuant to an agreement between News Corporation and such third party. The Network Business recorded $0.6 million in revenue under this agreement for the year ended December 31, 2006.
During 2004, Gemstar entered into a 15-year capital sublease with News Corporation’s subsidiary, Fox Entertainment Group, Inc., for a transponder used in the Network Business’ operations. This is the Network Business’ only capital lease.
As of December 31, 2007, the Network Business had receivables due from News Corporation-controlled entities totaling $0.2 million.

8. Related-Party Transactions and Other Significant Relationships (continued)
The Network Business also benefited from discounts negotiated by News Corporation and made available to Gemstar for voice and data services, travel services, office supplies, health benefits, and hardware and software, among others.
The Network Business has included in the amounts discussed above transactions with News Corporation and all known entities in which News Corporation has an interest greater than 50%. In addition, the Network Business has transactions with entities in which News Corporation owns, directly or indirectly, 50% or less.
Transactions with Gemstar
Gemstar entities not reflected in the accompanying combined financial statements charged the Network Business for data services, information technology support, affiliate relations and facilities costs. Data services is a charge from TV Guide Data Solutions, a data collection and distribution business that provides the Network Business its program listings and channel lineups. During the Predecessor Period, TV Guide Data Solutions costs were allocated based on the estimated fair value of the service provided. For the years ended December 31, 2007 and 2006, TV Guide Data Solutions costs were allocated on a pro rata basis, based on the number of different channel lineups provided to the Network Business, as a percentage of the total number of channel lineups provided by TV Guide Data Solutions to all of Gemstar’s businesses. Gemstar’s TV Guide Affiliate Sales group sold Gemstar’s products and services to multi-channel video service providers and allocated a portion of its affiliate relations costs to the Network Business. The Network Business also received a rent allocation, based on square footage, for certain office space utilized by the Network Business.
The Network Business provides media advertising sales support to its affiliates. The Network Business allocates a portion of these costs to its affiliates based on the estimated time and costs incurred in providing support and services to affiliates.

8. Related-Party Transactions and Other Significant Relationships (continued)
The following table shows a breakdown of the above allocations charged to (by) the Network Business (in thousands):

	Period from
	January 1,
	2008
	through
	May 1,	Year Ended December 31,
	2008	2007	2006

Data services	$742	$3,919	$4,576
Facilities	1,201	3,190	2,796
Affiliate relations	1,081	3,492	3,257
Media ad sales	(491)	(1,460)	(1,397)
Other support	314	234	(660)
Information technology	413	1,234	—

Total	$3,260	$10,609	$8,572

In addition, the Network Business was charged a management fee by Gemstar for payroll management, human resource, corporate finance and legal services, and certain insurance and general management services. Such costs were allocated on a pro rata basis, based on the Network Business’ revenue as a percentage of Gemstar’s combined revenues. For the Predecessor Period and the years ended December 31, 2007 and 2006, the Gemstar management fee was $6.8 million, $24.5 million and $17.0 million, respectively.
The above allocations may not reflect the amount of costs that the Network Business would have incurred if allocated services were obtained independently by the Network Business.
Gemstar had a defined contribution plan, which provides most of the Network Business’ employees the ability to defer a percentage of their annual compensation subject to certain limitations. The Network Business matched its employees’ deferrals based on certain percentages of the employees’ deferrals. The Network Business recorded contribution expense of $0.3 million, $0.8 million and $0.7 million during the Predecessor Period and the years ended December 31, 2007 and 2006, respectively.

8. Related-Party Transactions and Other Significant Relationships (continued)
Changes in due from Parent and other affiliates, net have been included in the combined statements of cash flows as a financing activity as they represented the sweeping of the Network Business’ available cash to Gemstar-TV Guide and the financing of the operations of other Gemstar companies. The Network Business recorded interest income from Gemstar of $1.9 million, $17.6 million and $12.9 million during the Predecessor Period and the years ended December 31, 2007 and 2006, respectively.
The Network Business recorded interest expense related to the transponder capital lease of $0.3 million, $1.0 million and $1.0 million during the Predecessor Period and the years ended December 31, 2007 and 2006, respectively.
9. Subsequent Events
On January 5, 2009, Macrovision entered into an agreement to sell the Network Business to Lions Gate Entertainment, Inc., a wholly owned subsidiary of Lions Gate Entertainment Corp., for approximately $255 million in cash and assumed liabilities, subject to working capital and other indebtedness adjustments, to be measured at closing.